UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of Report: May 22, 2012
(Date of earliest event reported)

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or jurisdiction of incorporation)

001-15393	42-1405748
(Commission File Number)	(I.R.S. Employer Identification Number)

1398 Central Avenue, Dubuque, Iowa	52001
(Address of principal executive offices)	(Zip Code)

(563) 589-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As indicated in footnote (3) to the Summary Compensation Table contained in the Proxy Statement for Heartland's 2013 Annual Meeting of Stockholders filed with the SEC on April 1, 2013, the amounts contained in the Summary Compensation Table as Non-Equity Plan Compensation for the year ended December 31, 2012 reflected payout of only 50% of the targeted bonuses that might eventually be paid. The remaining 50% of the targeted bonuses (non-equity incentive plan compensation) for executive officers could not be finally determined as of the filing date, because a portion of the bonus was subject to downward adjustment by Heartland's Compensation/Nominating Committee based upon peer financial performance and peer median total compensation information for the year ended December 31, 2012.
The data of peer financial performance and compensation for 2012 became available in April and early May 2013. Based on such data, the Heartland Compensation /Nominating Committee met on May 24, 2013 and approved the following payments to Heartland's top 5 named executive officers with respect to the year ended December 31, 2012:

Name	Additional Non-Equity Plan Compensation	Total Non-Equity Plan Compensation	Total Compensation
Lynn B. Fuller	$134,459	$292,485	$1,052,865
John K. Schmidt	$82,315	$179,058	$721,176
Kenneth J. Erickson	$59,813	$130,176	$519,994
Douglas J. Horstmann	$55,470	$112,675	$506,246
Brian J. Fox	$31,667	$68,567	$334,007

Item 5.07 Submission of Matters to a Vote of Security Holders

(a), (b) Heartland held its Annual Meeting of Stockholders in Dubuque, Iowa, on May 22, 2013. At the meeting, Mark C. Falb, John K. Schmidt, and Duane E. White were elected to serve as Class II Directors (term expires in 2016). Continuing as Class III Directors (term expires in 2014) are James F. Conlan and Thomas L. Flynn. Continuing as Class I Directors (term expires in 2015) are Lynn B. Fuller and John W. Cox, Jr. Additionally, the stockholders ratified the appointment of KPMG LLP as Heartland's independent registered public accounting firm for the year ending December 31, 2013 and approved a non-binding advisory proposal on compensation to Heartland's executive officers as described in the 2013 Proxy Statement.

There were 16,854,947 issued and outstanding shares of common stock entitled to vote at the annual meeting, of which 14,417,811 shares were present in person or by proxy, representing approximately 85.54% of the total issued and outstanding shares entitled to vote. The voting results on the above described matters were as follows:

	For	Withheld	Broker Non-Votes
Mark C. Falb	12,230,738	242,224	1,944,849
John K. Schmidt	11,808,661	664,301	1,944,849
Duane E. White	12,155,431	317,531	1,944,849

	For	Against	Abstain
Appointment of KPMG LLP	14,260,584	142,274	14,953

	For	Against	Abstain	Broker Non-Votes
Approve compensation of executives	12,162,031	260,159	50,772	1,944,849

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2013

HEARTLAND FINANCIAL USA, INC.
/s/ John K. Schmidt
By:	John K. Schmidt
Executive Vice President, COO & CFO